EXHIBIT 10.1

ARISEAN CAPITAL LTD.
4 Five Ponds Drive
Waccabuc, New York 10597

May 31, 2007

Debt Resolve, Inc.
707 Westchester Avenue, Suite L7
White Plains, New York 10604

Gentlemen:

This letter agreement sets forth the terms and conditions under which Arisean Capital Ltd., a New York corporation ("Arisean"), agrees to provide a $500,000 line of credit to Debt Resolve, Inc., a Delaware corporation ("Debt Resolve").

1. Line of Credit.

(a) Subject to the terms and conditions hereof, the Security Agreement of even date herewith between Arisean and Debt Resolve (the “Security Agreement”) and the Non-Negotiable Promissory Note of even date herewith made by Debt Resolve in favor of Arisean (the "Note"), Arisean agrees from time to time to make loans (each, a "Loan") to Debt Resolve up to a maximum aggregate amount of $500,000. Debt Resolve shall use the proceeds of each Loan for its working capital needs, including to support the operations of Debt Resolve’s debt-collection subsidiary, First Performance Corporation. Interest on the outstanding principal amount of the Note shall be at a rate of twelve percent (12%) per annum, as more fully set forth in the Note. Debt Resolve’s obligations under the Note shall be secured by a lien and security interest in the Collateral, as more fully set forth in the Security Agreement.

(b) By written request to Arisean, accompanied by a description of the use(s) of such loan proceeds, Debt Resolve may from time to time request that Arisean make a Loan in the amount specified therein and Arisean will make such Loan. Subject to Arisean's review and approval of the written request, Arisean shall disburse the amount of the Loan requested by wire transfer in immediately available funds to an account or accounts designated in writing by Debt Resolve, or by check if mutually agreed, within two (2) business days following Debt Resolve's written request. Each such request for a Loan shall constitute Debt Resolve's representation and warranty to Arisean that no Event of Default (as such term is defined in the Note) exists at such time, or would occur after giving effect to any such Loan.

(c) Except as otherwise provided in Section 2 below, by not less than thirty (30) days’ written notice to Debt Resolve, Arisean may demand that payment of the entire principal balance then outstanding of the Note, together with accrued interest, be made on any date after the date hereof, and Debt Resolve will pay the entire amount thereof in cash on such date. The Note may, at the option of Debt Resolve, be prepaid at any time in whole or in part, without premium or penalty.

(d) Debt Resolve shall pay to Arisean a 1% origination fee in connection with arranging the Loans, upon funding.

2. Mandatory Payments. During the term of the Note, Debt Resolve will pay, in whole or in part, the principal balance then outstanding of the Note, together with accrued interest, with the cash proceeds from the issuance of any note, bond, debenture, evidence of indebtedness, share of capital stock or any other security ("securities"), other than working capital financing or secured financing of assets in the ordinary course of business, issued by Debt Resolve after the date hereof (a "Financing"). The obligation of Debt Resolve to pay the outstanding balance under the Note pursuant to the preceding sentence shall be superior and first in priority to any other use of the proceeds of a Financing, and, without Arisean’s prior written consent, Debt Resolve agrees not to enter into any agreement or instrument during the term of the Note which would modify or alter the foregoing priority.

3. Change in Control. A Change in Control (as defined below) during the term of the Note shall be considered an Event of Default, in which case Debt Resolve shall be required, unless waived by Arisean in whole or in part, to pay the entire principal balance then outstanding of the Note, together with accrued interest, on or within ten (10) days following the Change in Control. A "Change in Control" shall be deemed to have occurred when (a) a third person, including a "group," as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than Arisean or its affiliates, becomes (other than as a result of a purchase from Debt Resolve) the beneficial owner of shares of Debt Resolve having 50% or more of the total number of votes that may be cast for the election of directors of Debt Resolve and such beneficial owner continues for five consecutive days, or (b) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who were directors of Debt Resolve before such transaction shall cease for any reason to constitute at least a majority of the Board of Directors of Debt Resolve or any successor.

4. Representations. Each of the parties hereto represents severally and as to itself only that this letter agreement has been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery of this letter agreement by the other party hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability (x) may be limited by bankruptcy, insolvency or other similar laws affecting or relating to the enforcement of creditors' rights generally and (y) is subject to general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

5. Notices. All notices, requests and demands to or upon Debt Resolve or Arisean to be effective shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or when sent by certified mail, postage prepaid, addressed as follows or to such other address as may hereafter be notified by the respective parties hereto:

Debt Resolve:	Debt Resolve Inc.
707 Westchester Avenue, Suite L7
White Plains, New York 10604
Attn: Mr. James D. Burchetta,
Co-Chairman and Chief Executive Officer

Arisean:	Arisean Capital Ltd.
4 Five Ponds Drive
Waccabuc, New York 10597
Attn: Mr. Charles S. Brofman,
President

6. Miscellaneous. This letter agreement, the Security Agreement and the Note represent the entire agreement and understanding between Arisean and Debt Resolve with respect to the subject matter hereof. This letter agreement, the Security Agreement and the Note may not be amended except by an instrument in writing executed by Arisean and Debt Resolve. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law rules. This letter agreement may be executed in counterparts.

If the foregoing correctly sets forth our agreement, please acknowledge your acceptance of the terms of this letter agreement by signing and returning a copy of this letter agreement, the Security Agreement and the Note to the undersigned.

Very truly yours,

ARISEAN CAPITAL LTD.

By:	/s/ Charles S. Brofman
Charles S. Brofman
President

Agreed and Accepted
this May 31, 2007

DEBT RESOLVE INC.

By:  /s/ James D. Burchetta
James D. Burchetta
Co-Chairman and Chief Executive Officer

NON-NEGOTIABLE PROMISSORY NOTE

Dated: May 31, 2007

FOR VALUE RECEIVED, the undersigned, DEBT RESOLVE, INC., a Delaware corporation ("Debt Resolve"), promises to pay to ARISEAN CAPITAL LTD, a New York corporation ("Arisean"), at the offices of Arisean, 4 Five Ponds Drive, Waccabuc, New York 10597, or at such commercial bank within the United States of America as Arisean may designate to Debt Resolve from time to time, in lawful money of the United States of America and in immediately available funds, the outstanding amount of all loans made by Arisean to Debt Resolve from time to time in accordance with the provisions hereof. Debt Resolve further agrees to pay interest in like money at such office or commercial bank on the unpaid aggregate principal amount hereof at a rate equal to twelve percent (12%) per annum.

1. Principal and interest shall be due and payable in the manner set forth below:

(a) Accrued interest on the unpaid principal amount hereof shall be paid monthly in cash;

(b) Debt Resolve will pay, in whole or in part, the principal balance then outstanding of this Note, together with accrued interest, on or within two (2) days after each date Debt Resolve receives cash proceeds of a Financing, as such term is defined in the letter agreement of even date herewith between Debt Resolve and Arisean (the "Letter Agreement").

(c) By not less than thirty (30) days’ written notice to Debt Resolve, Arisean may demand that payment of the entire principal balance then outstanding of this Note, together with accrued interest, be made on any date after the date hereof, and Debt Resolve will pay the entire amount thereof in cash on such date.

(d) All payments (including prepayments) made hereunder shall be applied first to the payment of accrued and unpaid interest, with the balance remaining applied to the payment of the unpaid principal balance of this Note.

(e) This Note may, at the option of Debt Resolve, be prepaid at any time in whole or in part, without premium or penalty.

2. Debt Resolve is borrowing the principal sum of this Note pursuant to the Letter Agreement, the terms of which are incorporated herein by reference and supersede the terms of this Note in the event of any conflict. This Note shall be non-negotiable.

3. Payment of this Note is secured by certain collateral (the “Collateral”) under the terms of the Security Agreement of even date herewith between Debt Resolve and Arisean (the “Security Agreement”).

4. Arisean is authorized to record the date and amount of each loan made by it and the date and amount of each payment, prepayment or reduction of the principal amount hereof on the schedule annexed hereto and made a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

5. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed that the entire principal amount outstanding at any time under this Note, and all accrued and unpaid interest, shall immediately become due and payable (without demand for payment, notice of non-payment, presentment, notice of dishonor, protest, notice of protest or any other notice, all of which are hereby expressly waived by Debt Resolve):

(a) upon the default in the payment of any interest or principal due under this Note, which default continues uncured for a period of ten (10) days;

(b) if Debt Resolve shall make an assignment for the benefit of creditors; or shall admit in writing its inability to pay its debts; or if a receiver or trustee shall be appointed for Debt Resolve or for substantially all of its assets and, if appointed without its consent, such appointment is not discharged or stayed within thirty (30) days; or if proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against the Debt Resolve and, if contested by it, are not dismissed or stayed within thirty (30) days; or if any writ of attachment or execution or any similar process is issued or levied against Debt Resolve or any significant part of its property and is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or if Debt Resolve takes corporate action in furtherance of any of the foregoing;

(c) in the event of any default or event of default under the Security Agreement, which default is not cured following the giving of notice and within five (5) days;

(d) after a Change in Control, as provided, and as such term is defined, in the Letter Agreement (each, an "Event of Default"); or

(e) any event of default which results in the acceleration of indebtedness of Debt Resolve to any other person under any note, indenture, agreement or undertaking and that is not cured within thirty (30) days.

5. All notices, requests and demands to or upon Debt Resolve or Arisean to be effective shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or when sent by certified mail, postage prepaid, addressed as follows or to such other address as may hereafter be notified by the respective parties hereto:

Debt Resolve:	Debt Resolve, Inc.
707 Westchester Avenue, Suite L7
White Plains, New York 10604
Attn: Mr. James D. Burchetta,
Co-Chairman and Chief Executive Officer

Arisean:	Arisean Capital Ltd.
4 Five Ponds Drive
Waccabuc, New York 10597
Attn: Mr. Charles S. Brofman
President

6. No failure or delay on the part of Arisean in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. Debt Resolve hereby waives demand for payment, notice of non-payment, presentment, notice of dishonor, protest, notice of protest or any other notice in connection with the delivery, acceptance, performance or enforcement of this Note.

7. In case any one or more Events of Default shall occur and be continuing, Arisean may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. Debt Resolve shall pay all reasonable costs of collection when incurred, including reasonable attorneys' fees.

8. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law rules.

IN WITNESS WHEREOF, Debt Resolve has executed this Non-Negotiable Promissory Note as of the date first above written.

DEBT RESOLVE, INC.

By:
James D. Burchetta
Co-Chairman and Chief Executive Officer

GRID PROMISSORY NOTE SCHEDULE

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Amount of Note	Available Line of Credit	Notation Made By

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of May 31, 2007, by and between ARISEAN CAPITAL LTD., a New York corporation ("Arisean"), having its offices located at 4 Five Ponds Drive, Waccabuc, New York 10597, and DEBT RESOLVE, INC., a Delaware corporation ("Debt Resolve"), having its principal executive offices at 707 Westchester Avenue, Suite L7, White Plains, New York 10604.

1. Definitions of Terms. As used herein, (a) "Obligations" shall mean (i) all indebtedness of Debt Resolve to Arisean arising on or after the date hereof under the Non-Negotiable Promissory Note of even date herewith made by Debt Resolve in favor of Arisean (the "Note"), pursuant to the Letter Agreement of even date herewith (the "Letter Agreement"), between Debt Resolve and Arisean, and any extensions or substitutions thereof, (ii) all costs incurred by Arisean to obtain, preserve and enforce the security interest granted hereby, collect all amounts due under the Note and this Security Agreement, and maintain and preserve the Collateral (as such term is defined below), including, but not limited to, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and expenses, rent, storage costs and expenses of sale, and (iii) interest on the above amounts as provided in the Note; and (b) "Collateral" shall mean all of Debt Resolve's present and future right, title and interest in the Debt Resolve's assets of every kind and description, including, but not limited to, all right, title and interest of the Debt Resolve in, to and under the following property, whether now owned or hereafter created or acquired: (i) all of the Debt Resolve's accounts receivable and all proceeds, renewals, substitutions for, and replacements thereof (collectively, the "Accounts Receivable"), (ii) all promissory notes, chattel paper, documents and other instruments, whether now or hereafter existing or acquired, evidencing any obligation to Debt Resolve under the Accounts Receivable, (iii) all interest of Debt Resolve in any goods, including but not limited to returned goods, the sale or lease of which shall have given rise to any of the foregoing, (iv) any and all contract rights of the Debt Resolve, and (v) all cash or non-cash products and proceeds of any of the foregoing, including insurance proceeds.

2. Security Interest. As security for the full and timely payment of the Obligations in accordance with the terms thereof and of the respective instruments or agreements now or hereafter evidencing the Obligations or pursuant to which the Obligations arise, Debt Resolve agrees that Arisean shall have, and Debt Resolve hereby grants to and creates in favor of Arisean, a security interest in and to all now-owned and hereafter acquired Collateral.

3. Fixtures. If the Collateral is or is about to become affixed to realty, Debt Resolve will, at Arisean's request, furnish Arisean a writing executed by the owner and/or mortgagee of the realty whereby the owner and/or mortgagee subordinates its rights and priorities to Arisean's security interest in the Collateral. If the Collateral is or may become subject to a landlord's lien, the Debt Resolve will, at Arisean's request, furnish Arisean with a landlord's waiver satisfactory in form to Arisean.

4. Insurance. Until this Agreement is terminated, Debt Resolve will have and maintain insurance on the Collateral against all customarily insured risks to which it is exposed, such insurance to be payable to Arisean and Debt Resolve as their interests may appear; all policies shall provide for ten (10) days' written minimum cancellation notice to Arisean. Arisean may act as attorney for Debt Resolve in obtaining, adjusting, settling and canceling such insurance.

5. Default. Upon the occurrence of any Default (as such term is defined in the Note), Debt Resolve agrees upon demand to deliver the Collateral to Arisean, or Arisean may, with or without legal process, and with or without previous notice or demand for performance, enter any premises wherein the Collateral may be located, and take possession of the same, together with anything therein; and Arisean may collect upon and/or make disposition of the Collateral subject to any and all applicable provisions of the law. If the Collateral is sold at public sale, Arisean may purchase the Collateral at such sale. Arisean, provided it has sent the statutory notice of default, may retain from the proceeds of such sale all reasonable costs incurred in the said taking and sale and also, all other sums then owing by Debt Resolve to Arisean, and any surplus of any such sale shall be paid to Debt Resolve or as otherwise directed by court order. In the case of any deficiency, Arisean may collect such deficiency from Debt Resolve.

6. General Agreements. Debt Resolve agrees (a) to pay the costs of filing financing statements and of conducting searches in connection with this Agreement; (b) to allow Arisean through any of its officers or agents, at all reasonable times, to examine or inspect any of the Collateral and to examine, inspect and make extracts from Debt Resolve's books and records relating to the Collateral; (c) to promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon the proceeds thereof or upon this Agreement or upon any instrument or instruments evidencing the Obligations; and (d) that Arisean is authorized to file appropriate financing statements and any amendments thereto without the signature of Debt Resolve, such authorization being limited to the security interest granted by this Agreement. At its option, Arisean may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for the maintenance, preservation and/or insurance of the Collateral, and Debt Resolve agrees to reimburse Arisean on demand for any payment made or any expense incurred by Arisean pursuant to the foregoing authorization, including attorneys’ fees and disbursements incurred or expended by Arisean in connection with this Agreement. Arisean shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debt Resolve by reason of Arisean's performance of any of Debt Resolve's obligations as aforesaid, or in any other manner unless such waiver is in writing and signed by Arisean. No delay or omission on the part of Arisean in exercising any right shall operate as a waiver thereof or of any other right. A waiver upon any one occasion shall not be construed as a bar or a waiver of any right or remedy on any future occasion. All of the rights and remedies of Arisean, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singly or concurrently. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to its choice of law rules.

DEBT RESOLVE, INC.

By:
James D. Burchetta
Co-Chairman and Chief Executive Officer

ARISEAN CAPITAL LTD.

By:
Charles S. Brofman
President